Thursday December 3rd, 2020

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)



Thursday December 3rd, 2020


Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction and Incorporation: FLORIDA
State of Current Operations:  MICHIGAN

Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


8.01 Other Events...

Dear Shareholders of ACCR and Commissioners of the SEC,

There were several cost and emotional factors involved with our delay in BMW auto sales. As Director of this Corporation, I must give the following reasons which have contributed to a temporary halt in our automobile business model. It is my fiduciary responsibility to report this material event.

1. Despite purchasing BOTH BMW's during the 1st week of August 2020, there has been NO registration nor title produced by the previous same seller of BOTH automobiles,

a.  The 2010 650i MTuned Sport Edition
b.  The 2013 750Li Alpina B7 frame Edition

2. The City of Grand Haven, MI is a very conservative town with a 99.99% White Anglo conservative elderly citizens, and unfortunately, the ACCR street corner was right across the street from a very established auto dealer. The City of Grand Haven did not want us selling cars on our "Street Corner" and we have documentation showing a halt in sales as of October 2020.

3. Sorry, but I miscalculated this cold weather in Michigan. Our Director is a disabled US Citizen. I am unable to make outdoor auto sales in this cold weather. It affects my contracting muscles at the exit root spinal canal of my neck. It hurts too much to work outdoors. I did not see this or forecast this event.

4. NO TIME with other factors being a US Disabled Citizen.

5.  I don't know what other excuses I can make..., even my $1,000 bill from ebay....What a cost mistake.  Plus other resolved cost
mistakes with start up   of ACCR Auto division.

My dear Shareholders and Commmissioners of the SEC...please
forgive my mistakes.   I fixed and slowed the bleeding.
Remember, I get almost $3,000 - actually OVER this amount with my food benefits. I can cover all my bills for LIFE, and have $700 left over EVERY MONTH.

I am going to get ACCR PINK CURRENT!!!!!!!!!!!!!!!!!!!!

Please just give me some more time....I am fully aware of the looming SEC moves to shovel all PINK NO INFO and below
OTC stocks to the Expert Market of the OTC Markets...Deathland or the Grey Market equivalency where "Roaches check in, and NEVER check out..."

I can do this...File a Form 10 with the SEC so that OTC Markets will update our Company format to OTC PINK CURRENT.
There are so many PINK CURRENT companies with zero revenues, and designated as Blank Check format companies or SPAC Shell Companies, or just badly managed entities that deserve scrutiny, but not ACCR. We are a SUPER CLEAN OTC company with 98,376,146 shares in our fixed DTC FLOAT. Since March 2012, our company has had the same "Guardian of our Treasury."

Additionally in closing, we respect all of the laws of the US
Securities and Exchange Commission.  We will get to PINK
CURRENT status. I just need some more time...while I work on a REVERSE MERGER. We are so ready for a DEAL such as what happened to SPEA circa. 2004-2005 where Lisa Marie signed over her Daddy's assets in December 2004, and SPEA exploded from $.10 to over $32 and a Nasdaq listing with the addition of the American Idol operations too. Please, bring a DEAL to ACCR. ACCR deserves better, and I will make sure we make a clean deal, the right way.

Reverse Mergers happen all the time, and I can make this DEAL happen today. As of today, there is no deal on the table, but there is a FORM 10 on the horizon. I just need a CPA to audit some very plain and simple operations of ACCR. Please visit our Corporate website at:

https://www.myaccess-power.com

Respectfully submitted,

Patrick J Jensen
Director of ACCR
Access-Power & Co., Inc.


Thursday December 3, 2020


The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.